Exhibit 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
ViewPoint Financial Group, Inc.
972-578-5000, Ext. 7440

ViewPoint Financial Group, Inc. Announces Dates of

First Quarter Earnings Release and Conference Call

PLANO, Texas, April 13, 2012 … ViewPoint Financial Group, Inc. (NASDAQ:VPFG), (the “Company”) today announced that it plans to release its first quarter 2012 results after the close of the market on Thursday, April 26, 2012. The earnings release, along with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, will be available on the Company’s website, www.viewpointfinancialgroup.com. The Company will also host an investor conference call to review the results on Friday, April 27, 2012, at 10 a.m. Central Time. Participants are asked to call (toll-free) 1-877-317-6789 at least five minutes prior to the call. International participants are asked to call 1-412-317-6789 and participants in Canada are asked to call (toll-free) 1-866-605-3852.

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10012526. This replay, as well as the webcast, will be available until the Company’s next quarterly webcast/conference call.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, National Association. ViewPoint Bank, N.A. operates 31 community bank offices, including four Highlands Bank locations in Dallas and two First National Bank of Jacksboro locations in Jack and Wise Counties, as well as eight loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com. For more information on Highlands Bank, visit www.thehighlandsbank.com.

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